Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-263670) and the Registration Statement on Form S-3 (No. 333-268319) of SeqLL Inc. of our report dated March 16, 2023, relating to the consolidated financial statements of SeqLL Inc., appearing in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

March 16, 2023